UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SUMMIT HOTEL OP, LP

(Exact name of registrant as specified in its charter)

Delaware	27-2966616

(State of incorporation or organization)	(IRS Employer Identification No.)

2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota	57105

(Address of principal executive offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable): 333-168685
Securities registered pursuant to Section 12(g) of the Act: Units of partnership interest in Summit Hotel OP, LP designated as “Common Units”

Item 1. Description of Registrant’s Securities to be Registered.
     Summit Hotel OP, LP, a Delaware limited partnership (the “Registrant”), hereby incorporates the description of its partnership units designated as Common Units to be registered hereunder set forth under the caption “Description of the OP Units and Certain Terms of the Limited Partnership Agreement” in the Registrant’s proxy statement/prospectus forming a part of its Registration Statement on Form S-4 (Registration No. 333-168685), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on August 9, 2010 as thereafter amended and supplemented and declared effective on October 22, 2010.
     The Registrant also incorporates the description of the common stock, par value $0.01 per share, of Summit Hotel Properties, Inc. set forth under the captions “Description of Our Capital Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in Summit Hotel Properties, Inc.’s prospectus dated February 8, 2011 and filed pursuant to Rule 424 (b) under the Securities Act on February 10, 2011.
Item 2. Exhibits.

Exhibit
No.	Description

3.1*	Certificate of Limited Partnership of Summit Hotel OP, LP, as amended.

3.2	Form of First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-4 (Registration No. 333-168685) filed by Summit Hotel OP, LP on October 22, 2010).

3.3	Form of Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on September 23, 2010).

3.4	Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on September 23, 2010).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on February 7, 2011).

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT HOTEL OP, LP
	By:	Summit Hotel GP, LLC, a Delaware limited liability company, its General Partner
	By:	Summit Hotel Properties, Inc., a Maryland corporation, its Sole Member
	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: February 11, 2011		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

3.1*	Certificate of Limited Partnership of Summit Hotel OP, LP, as amended.

3.2	Form of First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-4 (Registration No. 333-168685) filed by Summit Hotel OP, LP on October 22, 2010).

3.3	Form of Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on September 23, 2010).

3.4	Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on September 23, 2010).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Registration Statement on Form S-11 (Registration No. 333-168686) filed by Summit Hotel Properties, Inc. on February 7, 2011).

*	Filed herewith.